EXHIBIT 5.17
[Letterhead of Freshfields Bruckhaus Deringer]

Reynolds Group Holdings Limited
Level Nine
148 Quay Street
Auckland 1140 New Zealand
Reynolds Group Issuer Inc.
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer LLC
c/o National Registered Agents, Inc.
160 Greentree Drive, Suite 101,
Dover, Delaware 19904
Reynolds Group Issuer (Luxembourg) S.A.
6C Rue Gabriel Lippmann,
L-5365 Munsbach, Grand Duchy of Luxembourg
Closure Systems International Japan, Limited
1-2-8, Toranomon, Minato-ku, Tokyo, Japan
Closure Systems International Holdings (Japan) KK
1-2-8, Toranomon, Minato-ku, Tokyo, Japan
      tokyo
      Akasaka Biz Tower 36F
      5-3-1 Akasaka
      Minato-ku
      Tokyo 107-6336
   T + 81 3 3584 8500
Direct T + 81 3 3584 8332
      F + 81 3 3584 8501
Direct F + 81 3 3584 8501
      E takeshi.nakao@freshfields.com
      W freshfields.com

 doc id TOK357862
our ref TN/SK/AO 138740-0046
your ref

9 July 2012
Dear Sirs and Madams,
Registration Statement on Form F-4
Introduction
1. You have asked us to provide an opinion to the addressees in connection with the exchange offer registration statement on From F-4 (the Registration Statement) in relation to the notes governed by the Transaction Documents (defined below) of Reynolds Group Holdings Limited (RGHL).
2. For such purpose we have examined the following documents (the Documents):
(a)	9.875% Senior Notes due 2019 Indenture, dated as of August 9, 2011 and as amended or supplemented from time to time, among RGHL US Escrow II LLC, RGHL US Escrow II Inc., The Bank of New York Mellon as trustee, principal paying agent, transfer agent and registrar and The Bank of New York Mellon, London Branch, as paying agent (the Indenture);

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(b)	First Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, dated as of September 8, 2011, among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A, certain additional note guarantors listed thereto and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar (the First Supplemental Indenture);

(c)	Seventh Senior Notes Supplemental Indenture to the 9.875% Senior Notes due 2019 Indenture, to be entered into by Reynolds Group Issuer Inc., Reynolds Group Issuer LLC, Reynolds Group Issuer (Luxembourg) S.A., Beverage Packaging Holdings (Luxembourg) I S.A., the Bank of New York Mellon as trustee, principal paying agent, transfer agent and registrar and the additional note guarantors listed thereto, a form of which is filed as Exhibit 4.22.2 to the Registration Statement (the Seventh Supplemental Indenture);

(d)	certified commercial registration record (genzaijiko zenbu shoumeisho) of Closure Systems International Holdings (Japan) KK (CSIH) dated 5 March 2012 (the CSIH Commercial Registration);

(e)	certified commercial registration record (genzaijiko zenbu shoumeisho) of Closure Systems International Japan, Limited (CSIJ) dated 5 March 2012 (the CSIJ Commercial Registration);

(f)	a certified copy of the articles of incorporation of CSIH, dated 1 August 2011 (collectively, the CSIH Articles of Incorporation);

(g)	a certified copy of the articles of incorporation of CSIJ dated 1 August 2011 (collectively, the CSIJ Articles of Incorporation);

(h)	written resolutions by the directors of CSIH dated 20 July 2011 and 24 February 2012 (the Director’s Resolutions); and

(i)	the minutes of a meeting of the board of directors of CSIJ held on 20 July 2011 and 24 February 2012 (the Board Minutes)
and relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned Documents. The Documents listed above in paragraphs (a) to (c) are referred to in this opinion as the Transaction Documents.
This opinion is confined to matters of Japanese law as at the date of this opinion. Accordingly, we express and you should infer no opinion with regards to any system of law other than the laws of Japan. We also express no opinion on tax. This opinion is to be governed by and construed in accordance with Japanese law as at the date of this opinion.

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Assumptions
3. In considering the Documents referred to above and in rendering this opinion we have without any enquiry or investigation assumed:
(a)	the genuineness of all signatures, seals and markings on, and the authenticity and completeness of, all documents submitted to us, whether as originals or copies;

(b)	that all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies, email conformed copies or any other copies (whether certified or not) are true and complete copies of the originals;

(c)	that the information revealed by the CSIH Commercial Registration and the CSIJ Commercial Registration was complete and accurate in all respects and has not been altered since the date it was obtained;

(d)	that the CSIH Commercial Registration and the CSIJ Commercial Registration did not fail for any reason to disclose any information which had been delivered for registration or filing, but which did not appear in the CSIH Commercial Registration and the CSIJ Commercial Registration provided to us;

(e)	that the CSIH Articles of Incorporation have not been amended or rescinded since the date they were obtained;

(f)	that the CSIJ Articles of Incorporation have not been amended or rescinded since the date they were obtained;

(g)	the lack of bad faith and absence of fraud, coercion, duress or undue influence on the part of any of the parties to the Transaction Documents, their respective directors, employees, agents and advisers;

(h)	that any of the directors of CSIH in authorising execution of, and executing and delivering, the Transaction Documents has acted in accordance with their fiduciary duties;

(i)	that any of the directors of CSIJ in authorising execution of, and executing and delivering, the Transaction Documents has acted in accordance with their fiduciary duties;

(j)	that each of the directors of CSIH named in the Director’s Resolutions duly approved the resolutions set out therein and that such resolutions have not been amended or rescinded and are in full force and effect;

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(k)	that the representative director of CSIJ duly sent proposals in relation to the resolutions set out in the Board Minutes to all directors of CSIJ and that all such directors consented to such proposals and that such resolutions have not been amended or rescinded and are in full force and effect; and

(l)	that on or after the date of execution of each Transaction Document, none of the Transaction Documents been altered or rescinded in any way that would affect our opinion as set out in 4 below.
Opinion
4. Based on and subject to the foregoing, subject further to the qualifications and limitations hereinafter set forth below and having regard to considerations of Japanese law in force as at the date of this opinion, we are of the opinion that:
(a)	CSIH has been duly organized and is validly existing as a kabushiki-kaisha under the laws of Japan;

(b)	CSIJ has been duly organized and is validly existing as a kabushiki-kaisha under the laws of Japan;

(c)	CSIH has full corporate power and authority to execute and deliver the Seventh Supplemental Indenture and First Supplemental Indenture and perform its obligations under the Seventh Supplemental Indenture and the Indenture. CSIH has duly authorised, executed and delivered the First Supplemental Indenture, and duly authorised the Seventh Supplemental Indenture; and

(d)	CSIJ has full corporate power and authority to execute and deliver the Seventh Supplemental Indenture and First Supplemental Indenture and perform its obligations under the Seventh Supplemental Indenture and the Indenture. CSIJ has duly authorised, executed and delivered the First Supplemental Indenture, and duly authorised the Seventh Supplemental Indenture.
Observations
5. We should also like to make the following observations:
(a)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom; and

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(b)	other than as expressly provided herein, we have not considered the particular circumstances of any of the parties to the Transaction Documents nor the effect of any such particular circumstances on any of the Transaction Documents or the effect of the Transaction on any such particular circumstances.
Benefit of Opinion
6.	This opinion is addressed to you in connection with the Transaction Documents. In addition, Debevoise & Plimpton LLP may rely upon our opinion with respect to all matters of Japanese law in connection with an opinion to be rendered by it.
Consents
7. Notwithstanding Paragraph 6, we consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the prospectus in connection with the Transaction Documents. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.
Yours faithfully,
/s/ Freshfields Bruckhaus Deringer
Freshfields Bruckhaus Deringer